Exhibit 10.11

COMMERCIAL LEASE AGREEMENT

Sublease

This Commercial Lease Agreement ("Lease") is made and effective June 1, 2010, by and between Powdermet, Inc. ("Landlord/Tenant") and Mesocoat, Inc. ("Sub-Tenant"). This is a sublease to the current lease held by Powdermet, Inc. with Sherman Properties, LLC..

Landlord/Tenant is the tenant of land and improvements commonly known and numbered as 24112 Rockwell Drive, Euclid, Ohio 44117. The original lease allows Powdermet to sublease and Landlord is aware of the sub-lease.

Landlord/Tenant makes available for sub-lease a portion of the Building designated as Building 37 (the "Leased Premises").

Landlord/Tenant desires to lease the Leased Premises to Sub-Tenant, and Sub-Tenant desires to lease the Leased Premises from Landlord/Tenant for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A.    Landlord/Tenant hereby leases the Leased Premises to Sub-Tenant, and Sub-Tenant hereby leases the same from Landlord, for an "Initial Term" beginning June 1, 2010 and ending May 31, 2020.

B.     Sub-Tenant may renew the Lease subject to the terms and conditions of the original lease with Landlord.

2. Rental.

Sub-Tenant shall pay directly to Landlord during the Initial Term rental of $80,400 per year, payable in installments of $6,700 per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at Sherman Properties, LLC., 9090 Kephart Drive, Mentor, Ohio 44060 or at such other place designated by written notice from Landlord or Landlord/Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

3. Repairs.

During the Lease term, Sub-Tenant shall make, at Sub-Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, wails, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

4. Alterations and Improvements.

Sub-Tenant, at Sub-Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Sub-Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Sub-Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Sub-Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Sub- Tenant thereafter, shall remain Sub-Tenant's property free and clear of any claim by Landlord. Sub-Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Sub-Tenant at Sub-Tenant's expense.

5. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Sub-Tenant will be billed a prorated amount for those taxes and shall pay in a reasonable period of time. Sub-Tenant shall be responsible for paying all personal property taxes with respect to Sub-Tenant's personal property at the Leased Premises.

6. Insurance.

A.    If the Leased Premises or any other party of the Building is damaged by fire or other casualty resulting from any act or negligence of Sub-Tenant or any of Sub-Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Sub-Tenant shall be responsible for the costs of repair not covered by insurance.

B.     Sub-Tenant shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Sub-Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C.     Tenants and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord.

7. Utilities.

Sub-Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Sub-Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord_ In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Sub-Tenant for Sub-Tenant's pro rata share of the charges.

8.      Signs.

Following Landlord's consent, Sub-Tenant shall have the right to place on the Leased Premises, at locations selected by Sub-Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Sub-Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Sub- Tenant to place or construct the foregoing signs. Sub-Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Sub-Tenant.

9.      Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Sub- Tenant's business on the Leased Premises.

10.     Parking.

During the term of this Lease, Sub-Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non- reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Sub-Tenant and Sub-Tenant's agents and employees.

11.     Building Rules.

Sub-Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Sub-Tenant in writing.

12.     Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Sub-Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

13.     Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Sub-Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

14.     Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Pete Sherman

9090 Kephart Drive Mentor, Ohio 44060

If to Tenant to:

Powdermet, Inc.

24112 Rockwell Drive Euclid, Ohio 44117

If to Sub-Tenant to:

Mesocoat Inc.

24112 Rockwell Drive Euclid, Ohio 44117

Landlord and Tenants shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

15.     Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

16.     Compliance with Law.

Sub-Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Sub-Tenant's use of the Leased Premises.

17.     Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof This Agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS WHEREOF, the parties have executive this Lease as of the day and year first above written.

/s/ Andrew Sherman                                                    /s/ Andrew Sherman

Sub Tenant (MesoCoat, Inc.)                                       Landlord/Tenant (Powdermet, Inc.)

Date     July 1, 2010                                                     Date     July 1, 2010